Exhibit 5(b)

	601 Lexington Avenue New York, New York 10022	Facsimile: (212) 446-4900
To Call Writer Directly:	(212) 446-4800 www.kirkland.com

March 1, 2012

Constellation Energy Group, Inc.

750 East Pratt Street

Baltimore, MD 21202

Re:	Registration on Form S-3 of the securities herein described of Constellation Energy Group, Inc. and Baltimore Gas and Electric Company

Ladies and Gentlemen:

We are acting as special counsel to (i) Constellation Energy Group, Inc., a Maryland corporation (“Constellation Energy”) and (ii) its subsidiary Baltimore Gas and Electric Company, a Maryland corporation (“BGE”), and are furnishing this opinion in connection with the registration statement on Form S-3 filed with the Securities and Exchange Commission on or about the date hereof (as such registration statement may be amended or supplemented, the “Registration Statement”), pursuant to which (i) Constellation Energy proposes to register under the Securities Act of 1933, as amended (the “Act”), an indeterminate amount of unsecured debt securities; convertible debt securities; preferred stock; common stock, without par value; warrants; stock purchase contracts and units (the unsecured debt securities, the convertible debt securities, the preferred stock, the common stock, the warrants, the stock purchase contracts and the units, collectively, referred to herein as the “Constellation Securities”) of Constellation Energy and (ii) BGE proposes to register under the Act an indeterminate amount of debt securities and preferred stock.

In connection with this opinion, we have considered such records and documents, and made such examinations of law, as we have deemed relevant. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto.

Chicago	Hong Kong	London	Los Angeles	Munich	Palo Alto	San Francisco	Shanghai	Washington, D.C.

Constellation Energy Group, Inc.

March 2, 2012

Upon the basis of such examination, we advise you that, in our opinion:

(1) Constellation Energy Debt Securities. Each of the indentures relating to the unsecured debt securities and convertible debt securities, (i) dated as of July 24, 2006, between Constellation Energy and Deutsche Bank Trust Company Americas, as trustee and (ii) dated June 19, 2008 between Constellation Energy Group, Inc. and Deutsche Bank Trust Company Americas, as trustee (collectively, the “Constellation Indentures”), constitute a valid and legally binding obligation of Constellation Energy, enforceable against Constellation Energy in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of both (i) the unsecured debt securities and convertible debt securities to be issued under the Constellation Indentures and (ii) their issuance and sale have been duly established by all necessary corporate action in conformity with the Constellation Indentures so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, (3) the unsecured debt securities and the convertible debt securities have been duly authorized, executed and authenticated in accordance with the Constellation Indentures, as applicable, and (4) the unsecured debt securities and convertible debt securities have been issued and sold as contemplated in the Registration Statement, then the unsecured debt securities and convertible debt securities will constitute valid and legally binding obligations of Constellation Energy, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(2) BGE Unsecured Debt Securities. The indenture relating to the unsecured debt securities, dated as of July 24, 2006, as supplemented by Supplemental Indenture No. 1 thereto dated as of October 13, 2009 (the “BGE Unsecured Indenture”), between BGE and Deutsche Bank Trust Company Americas, as trustee, constitutes a valid and legally binding obligation of BGE, enforceable against BGE in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the

Constellation Energy Group, Inc.

March 2, 2012

terms of both (i) the unsecured debt securities to be issued under the BGE Indenture and (ii) their issuance and sale have been duly established by all necessary corporate action in conformity with the BGE Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon BGE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over BGE, (3) the unsecured debt securities have been duly authorized, executed and authenticated in accordance with the BGE Indenture, and (4) the unsecured debt securities have been issued and sold as contemplated in the Registration Statement, then the unsecured debt securities will constitute valid and legally binding obligations of BGE, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(3) BGE Secured Debt Securities. The indenture and security agreement between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as Trustee relating to the secured debt securities, dated as of July 9, 2009 (the “BGE Secured Indenture”), constitutes a valid and legally binding obligation of BGE, enforceable against BGE in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of both (i) the secured debt securities to be issued under the BGE Secured Indenture and (ii) their issuance and sale have been duly established by all necessary corporate action in conformity with the BGE Secured Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon BGE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over BGE, (3) the secured debt securities have been duly authorized, executed and authenticated in accordance with the BGE Secured Debt Indenture, and (4) the secured debt securities have been issued and sold as contemplated in the Registration Statement, then the secured debt securities will constitute valid and legally binding obligations of BGE, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Constellation Energy Group, Inc.

March 2, 2012

(4) Warrants. When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of the warrant agreement under which the warrants are to be issued have been duly established, (3) the warrant agreement has been duly authorized, executed and delivered, (4) the terms of such warrants and of their issuance and sale have been duly established by all necessary corporate action in conformity with the warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, and (5) such warrants have been duly authorized, executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, then such warrants will constitute valid and legally binding obligations of Constellation Energy, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(5) Stock Purchase Contracts. When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of the stock purchase contract agreement under which the stock purchase contracts are to be issued have been duly established, (3) the stock purchase contract agreement has been duly authorized, executed and delivered, (4) the terms of the stock purchase contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the stock purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, and (5) the stock purchase contracts have been duly authorized, executed and authenticated in accordance with the stock purchase contract agreement and issued and sold as contemplated in the Registration Statement, then the stock purchase contracts will constitute valid and legally binding obligations of Constellation Energy, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(6) Units. When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of the unit agreement under which the units are to be issued have been duly established, (3) the unit agreement has been duly authorized, executed and delivered, (4) the terms of the units and of their issuance and sale have been duly established by all necessary corporate action in conformity with the unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to

Constellation Energy Group, Inc.

March 2, 2012

comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, and (5) the units have been duly authorized, executed and authenticated in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, then the units will constitute valid and legally binding obligations of Constellation Energy, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We note that, as of the date of this opinion, a judgment for money in an action based on a security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.

The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular security is denominated into United States dollars will depend upon various factors, including which court renders judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

This opinion does not cover the law of any jurisdiction other than the law of the State of New York. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or circumstances. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of New York as currently in effect. We express no opinion as to the creation, perfection, or priority of any security interest or lien on any collateral or any of the remedies with respect thereto.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

Constellation Energy Group, Inc.

March 2, 2012

We have relied as to certain matters on information obtained from public officials, officers of Constellation Energy and BGE and other sources believed by us to be responsible and we have assumed that the Constellation Indentures and the BGE Indenture have been duly authorized, executed and delivered by the applicable trustee and that all signatures thereon are genuine, assumptions which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Validity of the Securities.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP